EXHIBIT 32

SECTION 1350 CERTIFICATIONS

Each of the undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q for the fiscal period ended September 30, 2007 of Allstate Life Insurance Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Allstate Life Insurance Company.

November 5, 2007

                                                                                                        /s/ James E. Hohmann

                                                                                                        James E. Hohmann

                                                                                                        President and Chief Executive Officer

                                                                                                        /s/ John C. Pintozzi

                                                                                                        John C. Pintozzi

                                                                                                        Senior Vice President and Chief Financial Officer

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